EXHIBIT 8

                                   KUTAK ROCK                     ATLANTA
                                  A PARTNERSHIP                   KANSAS CITY
                       INCLUDING PROFESSIONAL CORPORATIONS        LITTLE ROCK
                                   SUITE 2900                     NEWPORT BEACH
                             717 SEVENTEENTH STREET               NEW YORK
                           DENVER, COLORADO 80202-3329            OKLAHOMA CITY
                                 (303) 297-2400                   OMAHA
                            FACSIMILE (303) 292-7799              PHOENIX
                                                                  PITTSBURGH
                            http://www.kutakrock.com              WASHINGTON

                                 March 20, 1998



Franchise Finance Corporation
  of America
17207 North Perimeter Drive
Scottsdale, Arizona  85255

                  Re:      Certain Federal Income Tax Issues

Ladies and Gentlemen:

         We have acted as your tax counsel, in connection with the proposed issuance of certain debt securities, preferred stock and common stock pursuant to your registration statement on Form S-3, Registration No. 333-26437, as amended from time to time and including all supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

         You have requested our opinion concerning certain federal income tax matters, including but not limited to, your continued characterization as a real estate investment trust (a "REIT") under the provisions of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various facts and assumptions including the facts set forth in the Registration Statement concerning your business, operations and properties. In connection with rendering this opinion, you will deliver certain representations to us and, with your permission, we will rely upon such representations.

         Based on such facts, assumptions and representations, it our opinion that as of the date hereof: (i) beginning with the taxable year ended December 31, 1994 you have been organized in conformity with the requirements for qualification and taxation as a REIT and your methods of operation and your proposed methods of operation described in the Registration Statement

Franchise Finance Corporation
 of America
March 20, 1998
Page 2


have enabled and will enable you to qualify as a REIT; (ii) each of FFCA Acquisition Corporation, FFCA Institutional Advisors, Inc., FFCA Residual Interest Corporation, FFCA Secured Assets Corporation, FFCA Secured Lending Corporation, FFCA Secured Franchise Loan Trust 1997-1, FFCA Franchise Loan Owner Trust 1998-1 and FFCA Loan Warehouse Corporation has been (at all times during the period each such entity has been in existence) and will be treated as a qualified REIT subsidiary within the meaning of Section 856(i) of the Code; and
(iii) FFCA Co-Investment Limited Partnership has been (at all times on and after June 1, 1994) and will be treated as a partnership, rather than as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

         This opinion is based in part on the Code, Treasury Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, each as of the date hereof and all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the representations furnished to us by you may affect the conclusions stated herein. Moreover, your qualification and taxation as a REIT depends upon your ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not and will not be reviewed by Kutak Rock. Accordingly, no assurance can be given that the actual results of your operation for any taxable year will satisfy such requirements.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Please be advised that we have rendered no opinion regarding any tax issues, other than as set forth herein.

                                                     Very truly yours,

                                                     /s/ Kutak Rock

                                                     KUTAK ROCK